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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 1999 except for Notes 2 and 12, which are as of January 23, 2001, relating to the financial statements of the Sure-Med Division of Baxter Healthcare Corporation, an indirect division of Baxter International Inc., which appears in Omnicell, Inc.'s prospectus dated August 7, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
February 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS